Exhibit 99.1

External Statement

Media Contact:

Katherine Wojtecki

External Communications

Katherine.Wojtecki@changehealthcare.com

630-624-9142

Change Healthcare Issues the Following Statement:

NASHVILLE, Tenn.—(BUSINESS WIRE)—Feb. 24, 2022-Change Healthcare (Nasdaq: CHNG) issued the following statement regarding the announcement that DOJ intends to pursue litigation to block the proposed merger between Change Healthcare and UnitedHealth Group:

“We are aware and disappointed that DOJ has filed litigation to prevent Change Healthcare from closing our merger with UHG. As we previously disclosed, UHG extended our merger agreement through April 5, 2022. We will continue our support of UHG in working toward closing the merger as we comply with our obligations under the merger agreement.”

About Change Healthcare

Change Healthcare (NASDAQ: CHNG) is a leading healthcare technology company focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare Platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient-engagement outcomes in the U.S. healthcare system.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed merger with UnitedHealth Group. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the proposed merger, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” For a discussion of these risks and uncertainties, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2021 as such factors may be updated from time to time in our periodic filings with the SEC. Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.